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                                                                   EXHIBIT 10.40
                               AMENDMENT NO. 4 TO
                          LEASE DATED NOVEMBER 29,1999
                            BRISBANE TECHNOLOGY PARK

     THIS AMENDMENT NO. 4 TO LEASE (this "Amendment"), dated March 13, 2002, is made and entered into by and between GAL-BRISBANE, L.P., a California limited partnership ("Landlord"), and SNOWBALL.COM, INC., a Delaware corporation ("Tenant").

     A. Landlord and Tenant entered into that certain Lease dated November 29, 1999 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 4, 2000 (the "First Amendment"), that certain Amendment No. 2 to Lease dated November 16, 2000 (the "Second Amendment"), and that certain Amendment No. 3 to Lease dated July 16, 2001 (which never became effective) (the "Third Amendment"). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment is herein referred to as the "Lease." Pursuant to the Original Lease, Landlord leased to Tenant premises within Building A (the "Building A Premises") at 3280 Bayshore Boulevard, Brisbane, California, promises within Building B (the "Building B Premises") at 3260 Bayshore Boulevard, Brisbane, California, and premises within Building C (the "Building C Premises") at 3240 Bayshore Boulevard, Brisbane, California. As a result of the First Amendment, the Second Amendment and the Third Amendment, the Lease has been terminated as to the Building A Premises and the Building B Premises, and the premises leased to Tenant are now limited to the Building C Premises. Terms used herein that are defined in the Lease shall have the meanings therein defined.

     B. The rentable area of the Building C Premises is approximately 66,002 s.f. Tenant has advised Landlord that its actual occupancy requirements are approximately 13,606 s.f, and that its financial position is such that commencing March 1, 2002 it can no longer pay Rent on space in the Building C Premises that is in excess of its occupancy requirements. March Rent has not been paid in the amount required by the Lease.

     C. Landlord presently holds the lease security under Paragraph 28.B of the Lease in the form of a Letter of Credit issued by Silicon Valley Bank in the amount of $1,583,688. As consideration for Landlord entering into this Lease Amendment to, among other things, (i) reduce the Building C Premises to approximately 13,606 s.f., (ii) reduce the term of the Lease; (iii) reduce the Tenant's rental obligations under the Lease; and (iv) otherwise to modify the terms of the Lease as provided in Part II below, Tenant shall provide to Landlord consideration in the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) as follows: (i) payment of $416,312 (the "Partial

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Termination Payment") as provided for in Part I below and (ii) authorization of the Landlord to immediately draw down the full amount of the letter of Credit as provided above. Based on the foregoing (including Recital B), Tenant acknowledges and agrees that Landlord is entitled to draw the full amount of the Letter of Credit.

Accordingly, Landlord and Tenant hereby agree as follows:

                                     Part I

         On the later to occur of February 28, 2002, or one day following the date that Credit Suisse First Boston Mortgage Capital LLC ("Lender") consents to this Lease Amendment, Tenant shall pay to Landlord the Partial Termination Payment and Landlord is hereby authorized to and shall draw the full amount of the Letter of Credit. Tenant hereby consents to such draw by Landlord on the Letter of Credit. Tenant shall make the Partial Termination Payment to Landlord by means of a wire transfer in the amount of the Partial Termination Payment to Union Bank of California, Palo Alto, CA, Account of Gal-Brisbane, L.P. Stuhlmuller Property Company as manager of Brisbane Technology Park Account #6470028767, and Landlord shall give appropriate instructions in connection with its draw on the Letter of Credit that the proceeds of the draw are to be wired to Deutsche Bank, New York, New York, ABA# 021-001-033, Orix Real Estate Capital Markets, LLC, as servicer for Credit Suisse First Boston Mortgage Capital LLC, as Mortgagee of Gal-Brisbane, L.P. Cash Collateral Account, Account No. 00-408-217 (the "Account").

                                     Part II

         Conditioned upon the full performance of the provisions of Part I above, and satisfaction of the conditions described in Part III, the Lease is hereby amended in the manner set forth below, effective as of March 1, 2002:

         A.    Physical Premises.
               -----------------

         l. The physical location of the Premises shall be only that area of the first floor of Building C designated as Tenant's Premises on the Plan attached hereto as Exhibit A, provided, however, Tenant shall also be entitled to (i) the non-exclusive right to use common areas of Building C and the Project intended for the common use of Tenants of Building C and the Project, respectively, from time to time and (ii) the non-exclusive license to the Server Room as provided in subparagraph 2 below, subject to the obligations of Tenant under the Lease. Landlord and Tenant acknowledge that such Premises shown on Exhibit A are not presently separately demised from the balance of the rentable areas or common areas shown on Exhibit A. Tenant acknowledges that

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Landlord plans to build out the lobby area substantially in the manner shown on
Exhibit A and in the course of such construction, to separately demise the Premises shown on Exhibit A (except for the Server Room which is governed by subparagraph 2 below). Tenant acknowledges that construction of such improvements and construction of Tenant improvements by or for any additional tenants who may lease space in Building C will cause noise, dust and other disruption and interference with the operation of Tenant's business in the Premises. Landlord shall make reasonable efforts to inform Tenant of the schedule and nature of construction and Landlord shall request the contractors performing such work to take reasonable steps to minimize disruption to Tenant, however, neither Landlord nor such contractors shall be obligated to schedule such work during off hours, incur overtime costs or off hours work charges or employ methods, materials or means which increase the cost or materially affect the schedule of such construction. Moreover, Tenant acknowledges that from time to time, Landlord and such contractors may need to have access to the Premises in connection with such construction and Tenant agrees to cooperate in connection therewith.

2. For purposes of the Lease, the term "Server Room" shall mean an area on the first floor of Building C in the location designated "Server Room" on Exhibit A attached hereto. Landlord and Tenant acknowledge that Tenant presently owns and operates computer equipment located in the Server Room. Subject to terms and conditions hereof, Tenant shall be entitled to a non-exclusive license to use the Server Room for the storage and operation of Tenant's computer servers and related equipment. In the event Landlord leases a portion of the first floor of Building C to another tenant and the demised premises of such other tenant include the Server Room and if such other tenant is unwilling to allow Tenant access to the Server Room through a direct agreement between such other tenant and Tenant (with express provisions waiving any liability of Landlord in connection therewith), Tenant's right to continue to occupy the Server Room on the terms and conditions hereof shall terminate and Tenant shall be solely responsible for removing and/or re-locating to its separately demised Premises, all equipment and property owned and/or operated by Tenant in the Server Room. Landlord shall give Tenant thirty (30) days advance notice with respect to relocation of Server Room. Simultaneously with the execution of this Amendment No. 4 to Lease, Tenant shall deposit with Landlord a separate security deposit (the "Server Deposit") in the amount of $35,000 in the form of cash or the form of a clean irrevocable letter of credit approved by Landlord in its sole and absolute discretion, securing Tenant's obligation to remove or relocate such equipment and other property on the terms and conditions hereof. In the event Tenant does not remove or re-locate such equipment and property as required hereunder, Landlord may do so on Tenant's behalf without any liability to Tenant for any interference with Tenant's business; Landlord may use the Server Deposit to pay the costs in connection therewith. So long as Landlord's interest is not adversely affected, and Tenant is in full compliance with all obligations under the Lease, Landlord shall

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cooperate with Tenant to the end that the Deposit may be used by Tenant to effect the removal or relocation of such equipment and property. Upon the earlier of (i) performance of the obligations of Tenant secured by the Server Deposit (whether performed by Landlord or Tenant) or (ii) when Tenant has fully vacated the Premises after expiration or termination of this Lease, Landlord shall return any unused balance of the Server Deposit to Tenant.

         B.    Computations etc. Notwithstanding anything to the contrary in
               ----------------
this Lease, Landlord and Tenant agree that the following figures, calculations and computations shall prevail over any figures, computations or calculations which are inconsistent therewith:

1. Rentable area of Buildings and Project

                      Building         Rentable Area
                      --------         -------------
                     Building A                    55,898
                     Building B                    61,444
                     Building C                    66,002
                     ----------                    ------
                    Total Project                 183,344

 2. Rentable Area of Premises: For purposes of Base Rent and the calculation of "Tenant's Project Percentage" and "Tenant's Building C Percentage," the rentable area is 13,606 rentable square feet unless and until Tenant's license to the Server Room is terminated and all of Tenant's property and equipment is removed and/or relocated, and upon such event the rentable area shall be reduced by 194 s.f.

C.       Base Rent. Base Rent (as adjusted pursuant to paragraph 3A(ii)), from
         ---------
time to time, shall be based upon the rentable area of the Premises as described in paragraph B.2 above.

D.       Additional Rent; Operating Expenses.
         -----------------------------------

          1. From time to time, at any time, during the remaining term of this Lease, Landlord may elect to convert any of the costs and expenses payable by Tenant directly as described in paragraph 8A, 9A to "Operating Expenses" to be included in Additional Rent including the estimates thereof contemplated by paragraph 12E.

         2. Notwithstanding the provisions of subparagraph B2 above, the following items shall constitute Operating Expenses (which may be included in the estimates of Tenant's share of Operating Expenses contemplated by paragraph
12E) and shall be allocated in the manner described below based upon good faith computations and estimates performed by Landlord:

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               (i)    Janitorial for Building C (excluding the areas within
Tenant's Premises which are separately contracted and paid for by Tenant), water and trash collection costs shall be shared in proportion to the rentable area of the Premises as compared to the rentable area occupied by Tenant and all other tenants of Building C from time-to-time.

               (ii) Tenant shall pay 100% of the costs of electric power and HVAC costs of Building C until other tenants occupy Building C. Upon such time as tenants other than Tenant occupy Building C, Landlord shall use its best efforts to allocate the costs of electric power and HVAC costs in a manner based upon the actual usage of Tenant and such other tenants.

E.       Term: Landlord's Right to Terminate or Move.
         -------------------------------------------

         1. The Lease Term and all other terms depending thereon including "Building C Term" and "Building C Expiration Date" and any right or provision of Tenant entitling Tenant to extend or renew the Lease Term shall be governed and superceded by the terms and conditions of this subparagraph. The Lease Term shall expire February 28, 2004. Tenant shall have one option to extend the Lease Term for the Premises for a period of two (2) years ("Extension Term") subject to the terms and conditions hereof. Tenant's right to exercise its option for the Extension Term shall be subject to all of the terms, conditions and procedures set forth in paragraph 1 of the "Addendum" except that (i) the term "Extension Term" shall be substituted for "Building C Extension Term", (ii) the term "Premises" shall be substituted for "Building C Premises", (iii) the term "Tenant's Extension Notice" shall be substituted for "Tenant's Building C Extension Notice", (iv) the term "Lease Term" (as modified herein) shall be substituted for "Building C Term", and (v) the Base Rent during the Extension Term shall be the Base Rent in effect at the expiration of the Initial Lease Term (as modified herein) as adjusted from time-to-time in accordance with paragraph 3A(ii) of the Lease as though the Initial Lease Term included the Extension Term.

         2. Notwithstanding anything to the contrary herein, on sixty days prior written notice by Landlord to Tenant, Landlord may terminate this Lease (and the license pertaining to the Server Room) or require Tenant to move to another location in the Project comprising comparable space. 1f Landlord requires Tenant to move to another location in the Project at any time during the Lease Term, or if Landlord elects to terminate this Lease pursuant to this subparagraph at any time during the period ending February 28, 2004, Landlord shall pay the reasonable out-of-pocket moving costs up to but not exceeding $100,000.

F.       Other Provisions.
         ----------------

         l.    Paragraph 6 is modified as follows:

               (a) Paragraph 6B(i)(b) shall be modified to read as follows:

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               "(b) to consent to the transfer by Tenant, in which case
(including any deemed consent pursuant to the following sentence) the Base Rent from and after the Transfer by Tenant shall be the greater of Base Rent in effect as of the date of the Transfer by Tenant or Fair Market Rent determined in accordance with the procedure set forth in paragraph 3C of the Addendum;"

               (b) The balance of Paragraph 6E(i) following the first two sentences thereof and all of paragraph 6E(ii), is hereby deleted.

         2. Paragraph 7A is amended by deleting all of that paragraph except for the first and last sentences thereof. Notwithstanding such deletion, Landlord's consent to any Alterations occasioned by the change in the physical location of the Premises as contemplated by paragraph A.1 above, by the relocation of the Server Room as contemplated by paragraph A.2 above, or by the relocation of the Premises as contemplated by paragraph E.1 above, shall not be unreasonably withheld, conditioned or delayed.

         3. Notwithstanding anything to the contrary contained in Paragraph 9.B., Tenant shall not be responsible for the cost of installing metering devices necessary or appropriate by reason of the multi-tenant use of Building C.

         4.    Paragraph 10F is deleted.

         5. Paragraph 15A(i) is hereby modified by deleting the words ". . . written notice that. . . " therefrom.

         6. On or before the date Tenant is obligated to pay the Partial Termination Payment, Tenant shall deliver to Landlord a Security Deposit in the amount of one month's Base Rent plus one month's estimated Additional Charges, in the form of cash or an irrevocable clean letter of credit issued by a lender and on terms and conditions approved by Landlord, which Security Deposit shall be maintained and otherwise subject to the provisions of Paragraph 28.

         7. Paragraph 30 is hereby amended by changing the number of parking spaces referred to therein to forty-six (46) spaces.

         8. Paragraph 32 is deleted except for a listing of Tenant's name in the lobby to be constructed by Landlord if, and only if, Landlord provides for such listings.

9. Paragraph 37 is hereby deleted and Tenant shall be obligated to remove any Antenna and/or related equipment Tenant may have installed on the roof of any Building no later than April 1, 2002.

         10. Landlord acknowledges that Tenant has installed a reverse osmosis water filtration system serving drinking fountains and sinks in Building C, and that the filtration assembly is located in a janitorial closet on the second floor. Landlord also acknowledges that it has been advised by Tenant that the filtration assembly is leased

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from a vendor. Tenant may continue to use the filtration system to supply water within the Premises, and if any other tenant wishes to have water furnished to its premises from the system, Tenant shall be responsible for establishing such cost-sharing arrangements with such tenant or tenants as shall be mutually acceptable. At Landlord's request, Tenant shall cap the service lines providing water to any space designated by Landlord outside of the Premises.

         11. Attached hereto as Exhibit B are floor plans of the first and second floor of Building C depicting the location of cublicles. Attached hereto as Exhibit C is a schedule of task chairs and lounge, phone room and conference room furniture. All items shown on Exhibits B and C, excluding items located in "Snowball Occupied Areas," identified as "Relocate to Snowball Area" or crossed out are herein referred to as "Excess Furniture". As partial consideration for Landlord's entering into this Amendment No. 4 to Lease, Tenant shall, by appropriate bill of sale or other transfer instrument, transfer and convey to Landlord, free and clear of all encumbrances, the Excess Furniture.

                                    Part III

         This Amendment shall become effective immediately upon receipt of the proceeds of the draw upon the Letter of Credit and the Partial Termination Payment in the aggregate amount of $2,000,000.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the date first above written.


GAL-BRISBANE, L.P., a                  SNOWBALL.COM, A
California limited partnership         Delaware company

By:  Brisbane Tech LLC, A              By: /s/ JAMES R. TOLONEN
     Delaware limited liability            -------------------------------------
     company, its General Partner          Name: James R. Tolonen
                                                 -------------------------------
                                           Its:  COO & CFO
                                                 -------------------------------
                                                   3/14/02

By:  Stuhlmuller Real Estate, LLC, a   By: /s/ MARK JUNG
     Delaware limited liability            -------------------------------------
     company, Manager                      Name: Mark Jung
                                                 -------------------------------
     By: /s/ ROGER C. STUHMULLER           Its:  CEO
         ----------------------------            -------------------------------
         Roger C. Stuhlmuller
         Manager
         3-14-02

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CONSENT

         This undersigned Lender, having the right to approve any modifications of the Lease pursuant to that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Landlord, as grantor, and Lender, as beneficiary, dated December 28, 2000, and that certain Subordination, NOn-Disturbance and Attornment Agreement dated December __, 2000, by and between Lender and Tenant, hereby consents to the provisions of the foregoing Amendment No. 4 to Lease.

         Dated:  March 15, 2002
                 --------



                                       CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE CAPITAL LLC

                                       By /s/ MARK ZYTKO
                                          --------------------------------------
                                          Name:    Mark Zytko
                                                --------------------------------
                                          Its:     Vice President
                                                --------------------------------

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